Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127345) pertaining to the 401(k) Plan of The St. Joe Company of our report dated June 28, 2016 with respect to the financial statements and schedules of The St. Joe Company Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Vestal & Wiler
June 28, 2016
Vestal & Wiler, C.P.A.s, P.A.
Orlando, Florida